As Filed with the Securities and Exchange Commission on
                                February 13, 1997
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                    KSW, INC.
               (Exact Name of Issuer as specified in its charter)
                                37-16 23RD STREET
                           LONG ISLAND CITY, NY 11101
                    (Address of Principal Executive Offices)

DELAWARE                                                   11-3191686
(State of Incorporation)                                 (IRS Employer
                                                        Identification #)


           CONSULTING OR COMPENSATION AGREEMENTS WITH ROBERT BRUSSEL,
            NEVIO DOBRY, ANDREW DWYER, ERNEST GRENDI, JAMES OLIVIERO,
                     ALFRED SCHROEDER AND VINCENT TERRAFERMA
                            (Full Title of the Plans)

James F. Oliviero                           Copy to:
KSW, Inc.                                   James R. Tanenbaum, Esq.
37-16 23rd Street                           Stroock & Stroock & Lavan, LLP
Long Island City, NY 11101                  180 Maiden Lane
Telephone 718-361-6500                      Telephone:  212-806-5400
Facsimile  718-361-5210                     Facsimile:  212-806-6006
(Name, address and telephone number
of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                              Proposed          Proposed
                              Maximum           Maximum
Title of         Amount      Offering           Aggregate          Amount of
Securities to    to be       Price Per          Offering         Registration
be Registered   Registered    Share (1)         Price                Fee
------------------------------------------------------------------------------
Common shares     85,000       $2.25           $191,250            $65.95
($.01 par value)

-----------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). The Proposed Maximum Offering Price Per Share is based on the average of the bid and asked prices for the common stock of the Registrant as reported on the NASDAQ Electronic Bulletin Board on February 11, 1997, which is within five business days prior to the date of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.        PLAN INFORMATION        Item 2.      REGISTRANT INFORMATION

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of KSW, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.            DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.            INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.             INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to authority conferred by Delaware General Corporation Law
Section 102(b)(7), the Company's Restated Certificate of Incorporation contains a provision providing that no Director of the Company shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may be amended. This provision is intended to eliminate the risk that a Director might incur personal liability to the Company or its stockholders for breach of the duty of care.

         Delaware General Corporation Law Section 145 contains provisions permitting, and in some situations requiring, Delaware corporations, such as the Company, to provide indemnification to their officers and Directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The Restated Certificate contains provisions requiring indemnification by the Company of, and advancement of expenses to, its directors and officer to the fullest extent permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in any settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director officer in defense of any such lawsuit or proceeding.

Item 7.             EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.             EXHIBITS

         The following documents are being filed herewith or incorporated by reference as Exhibits to this Registration Statement:

         EXHIBIT NO.                 DESCRIPTION

         3.1                        Amended and Restated Certificate of
                                    Incorporation of the Company

         3.2                        Amended and Restated By-Laws of
                                    the Company

         5.1                        Opinion of Stroock & Stroock & Lavan LLP

         23.1                       Consent of Stroock & Stroock & Lavan LLP
                                    (included within Exhibit 5)

         23.2                       Consent of Corbin & Wertz

         23.3                       Consent of Marden Harrison & Kreuter

         24                         Power of Attorney (see Signature Page)

         99.1 Consulting Agreement dated as of June 1, 1994 between the Company and Ernest Grendi

         99.2 Consulting Agreement dated as of January 1, 1996 between the Company and Andrew T. Dwyer

         99.3 Employee Compensation Agreement dated February 10, 1997 between the Company and Robert Brussel

         99.4 Employee Compensation Agreement dated February 10, 1997 between the Company and Nevio Dobry

         99.5 Employee Compensation Agreement dated February 10, 1997 between the Company and James Oliviero

         99.6 Employee Compensation Agreement dated February 10, 1997 between the Company and Alfred Schroeder

         99.7 Employee Compensation Agreement dated February 10, 1997 between the Company and Vincent Terraferma


Item 9.           UNDERTAKINGS

         (a).     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law and the Certificate of Incorporation of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, State of New York, on the 11th day of February, 1997.


KSW, INC.


By:      /s/ Floyd Warkol
         Floyd Warkol
         Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned hereby authorizes Floyd Warkol and Robert Brussel, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign a Registration Statement (the "Registration Statement") on Form S-8 relating to various employee and consultant compensation agreements and any and all amendments (including post- effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 11th day of February, 1997.

     SIGNATURE                               TITLE

/s/ Floyd Warkol
Floyd Warkol                             Chief Executive Officer, Secretary
                                         Director and Chairman of the Board
                                         (principal executive officer)

/s/ Robert Brussel
Robert Brussel                           Principal Financial Officer and
                                         Accounting Officer

/s/ Burton Reyer
Burton Reyer                            Director and Chief
                                        Operating Officer

/s/ Armand P. D'Amato
Armand P. D'Amato                       Director

/s/ Daniel Spiegel
Daniel Spiegel                          Director

                                INDEX TO EXHIBITS


         EXHIBIT
         NUMBER                        DESCRIPTION

         3.1                       Amended and Restated Certificate of
                                   Incorporation of the Company

         3.2                       Amended and Restated By-Laws of the
                                     Company

         5.1                       Opinion of Stroock & Stroock & Lavan LLP

         23.1                      Consent of Stroock & Stroock & Lavan LLP
                                   (included within Exhibit 5)

         23.2                      Consent of Corbin & Wertz

         23.3                      Consent of Marden Harrison & Kreuter

         24                        Power of Attorney (see Signature Page)

         99.1 Consulting Agreement dated as of June 1, 1994 between the Company and Ernest Grendi

         99.2 Consulting Agreement dated as of January 1, 1996 between the Company and Andrew T. Dwyer

         99.3 Employee Compensation Agreement dated February 10, 1997 between the Company and Robert Brussel

         99.4 Employee Compensation Agreement dated February 10, 1997 between the Company and Nevio Dobry

         99.5 Employee Compensation Agreement dated February 10, 1997 between the Company and James Oliviero

         99.6 Employee Compensation Agreement dated February 10, 1997 between the Company and Alfred Schroeder

         99.7 Employee Compensation Agreement dated February 10, 1997 between the Company and Vincent Terraferma